UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 26, 2010 (October 20, 2010)

UNILIFE CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	001-34540	27-1049354
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

633 Lowther Road, Lewisberry, Pennsylvania	17339
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (717) 938-9323

Not Applicable
(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

On October 20, 2010, Unilife Cross Farm, LLC (“Cross Farm”), a subsidiary of Unilife Corporation (the “Company”) entered into a Loan Agreement dated as of October 20, 2010 (the “Loan Agreement”) with Metro Bank (“Metro”), pursuant to which Metro agreed to provide Cross Farm with two loans totaling $18 million (collectively, the “Loan”). In conjunction with the Loan Agreement, Cross Farm executed two term notes in favor of Metro, one in the amount of $14,250,000 (the “Facility A Note”) and the second in the amount of $3,750,000 (the “Facility B Note”, and collectively with the Facility A Note, the “Notes”). Proceeds will be used to finance construction of the Company’s new corporate headquarters and primary manufacturing facility in York, Pennsylvania (the “Facility”), including repayment of a $7 million bridge construction loan that Cross Farm obtained from Univest Bank in August 2010. Under the Loan Agreement, Cross Farm may borrow funds based on the percentage of construction completed on the Facility. The U.S. Department of Agriculture has agreed to guarantee $10 million of the Loan.

The Facility A Note matures twenty (20) years from the completion of the Construction Period. Cross Farm will pay monthly interest payments during the Construction Period calculated on the unpaid principal balance at a rate based on the Wall Street Journal Prime Rate plus 1.5% per annum, with a floor of 4.5% per annum. After the Construction Period, Cross Farm shall pay principal and interest payments as follows: (a) Sixty (60) consecutive monthly payments in amounts to be determined upon the interest rates in effect at the time of such determination and the remaining amortization period, beginning at the completion of the Construction Period, with interest calculated on the unpaid principal balance at a fixed rate based on the five (5) year Treasury-bill plus three hundred (300) basis points per annum, with a floor of 6% per annum; (b) One Hundred Eighty (180) consecutive monthly payments in amounts to be determined, beginning five (5) years from the completion of the Construction Period, with interest to be calculated on the unpaid principal balance at a rate to be negotiated between the parties, or if no rate is negotiated, based on the Wall Street Journal Prime Rate plus 1% per annum, with a floor to be set not to exceed two hundred fifty (250) basis points over the Prime Rate; and (c) One (1) final payment of principal and interest twenty (20) years from the completion of the Construction Period.

The Facility B Note matures on October 20, 2020 (the “Facility B Note Maturity Date”). Cross Farm will pay monthly interest payments during the Construction Period calculated on the unpaid principal balance at a rate based on the Wall Street Journal Prime Rate plus 1.5% per annum, with a floor of 4.5% per annum. After the Construction Period, Cross Farm shall pay principal and interest payments as follows: (a) Sixty (60) consecutive monthly payments of principal and interest in amounts to be determined, beginning at the completion of the Construction Period, with interest calculated on the unpaid principal balance at a fixed rate based on the five (5) year Treasury-bill plus three hundred (300) basis points per annum, with a floor of 6% per annum; and (b) Consecutive monthly payments of principal and interest in amounts to be determined upon the interest rates in effect at the time of such determination and the remaining amortization period, beginning five (5) years from the completion of the Construction Period and continuing thereafter until the Facility B Note Maturity Date, with interest to be calculated on the unpaid principal balance at a rate to be negotiated between the parties, or if no rate is negotiated, based on the Wall Street Journal Prime Rate plus 1% per annum, with a floor to be set not to exceed two hundred fifty (250) basis points over the Prime Rate. The final payment will include all remaining principal and accrued interest not yet paid, together with any other unpaid amounts under the Facility B Note.

As security for its obligations under the Loan Agreement, Cross Farm entered into a mortgage and a security agreement dated as of October 20, 2010, pursuant to which Cross Farm granted Metro a mortgage lien and a continuing security interest in its personal property. Metro will release its mortgage lien and security interest in the collateral upon repayment of all principal and accrued interest under the Notes.

Along with the usual and customary covenants, Cross Farm shall maintain a Debt Service Reserve Account in the amount of $2,400,000, which shall remain in place until such time Cross Farm and Metro agree on Financial Covenants. Cross Farm and the Guarantors shall begin measuring compliance with the Financial Covenants beginning June 30, 2011, but Metro may, at its sole discretion, postpone the date on which Cross Farm and the Guarantors must comply with the Financial Covenants. Cross Farm may prepay the Loan, provided that Cross Farm shall pay a prepayment penalty in the amount of two percent (2%) during the first three (3) years. The Loan Agreement also contains the customary provisions for events of default.

In connection with the Loan Agreement, the Company and Unilife Medical Solutions, Inc. (“USMI”), a subsidiary of the Company, each executed a Guaranty and Suretyship Agreement dated as of October 20, 2010 (collectively, the “Guaranty Agreements”) in favor of Metro pursuant to which the Company and USMI unconditionally guaranteed Cross Farm’s performance under the Loan Agreement and the Notes, including repayment of all amounts borrowed by Cross Farm plus accrued interest. As security for their respective obligations under the Guaranty Agreements, the Company and USMI each entered into a Security Agreement dated as of October 20, 2010, pursuant to which the Company and USMI each granted Metro a continuing security interest in substantially all of their respective assets. Metro will release its security interest in the collateral upon repayment of all principal and accrued interest under the Notes.

All capitalized terms that are not otherwise defined herein shall have the meanings ascribed to them in the Loan Agreement.

The foregoing contains forward-looking statements, which are based on management’s beliefs and assumptions and on information currently available to our management. The Company’s management believes that these forward-looking statements are reasonable as and when made. The Company does not undertake any obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law. In addition, forward-looking statements are subject to certain risks and uncertainties that could cause actual results, events and developments to differ materially from the Company’s historical experience and its present expectations or projections. These risks and uncertainties include, but are not limited to, those described in “Item 1A. Risk Factors” in the Company’s registration statement on Form 10 and those described from time to time in other reports which the Company files with the Securities and Exchange Commission.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

Reference is hereby made to Item 1.01 which is incorporated herein by reference.

A press release announcing the transaction is attached hereto as Exhibit 99.1.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

10.1 Loan Agreement dated as of October 20, 2010.

10.2 Term Note in the principal amount of $14,250,000 dated October 20, 2010.

10.3 Term Note in the principal amount of $3,750,000 dated October 20, 2010.

10.4 Guaranty and Suretyship Agreement dated as of October 20, 2010 (Unilife Corporation).

10.5 Guaranty and Suretyship Agreement dated as of October 20, 2010 (Unilife Medical Solutions, Inc.).

99.1 Press release dated October 21, 2010.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Unilife Corporation

Date: October 26, 2010	By:	/s/ Alan Shortall

Alan Shortall Chief Executive Officer

EXHIBIT INDEX

EXHIBIT

NUMBER	DESCRIPTION

10.1	Loan Agreement between Metro Bank and Unilife Cross Farm LLC
10.2	Term Note in the principal amount of $14,250,000
10.3	Term Note in the principal amount of $3,750,000
10.4	Guaranty and Suretyship Agreement – Unilife Corporation
10.5	Guaranty and Suretyship Agreement – Unilife Medical Solutions, Inc.
99.1	Press release dated October 21, 2010